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                                                                     EXHIBIT 8.1

                         LEWIS, RICE & FINGERSH, L.C.

                               ATTORNEYS AT LAW

                          500 N. BROADWAY, SUITE 2000
                        ST. LOUIS, MISSOURI  63102-2147
TEL (314) 444-7600                WWW.LRF.COM                 FAX (314) 241-6056


                               November 22, 2000



Board of Directors
Draper Bancorp
903 East 12300 South
Draper, Utah 84020

Re:  Merger of Draper Bancorp into Zions Bancorporation

Ladies and Gentlemen:

          You have requested our opinion as to the federal income tax consequences of the proposed merger (the "Merger") of Draper Bancorp ("Draper") into Zions Bancorporation ("Zions") pursuant to the Agreement and Plan of Merger dated October 10, 2000 by and among Draper and Zions (the "Merger Agreement"). In issuing this opinion letter, we have relied upon: (1) the representations made by Draper in a written statement dated November 21, 2000, and Zions in a written statement dated November 20, 2000, respectively (the "Representations"),
(2) the Merger Agreement, and (3) the facts, information and documentation set forth in the Registration Statement on Form S-4 of Zions filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement").

          Based on our review of the Merger Agreement, the Representations, and the Registration Statement, and assuming the transactions described therein are completed as described, we hereby confirm to you our opinion as set forth under the heading "Material Federal Income Tax Consequences" in the Registration Statement.

          We hereby consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to all references made to this opinion letter in the Registration Statement.


                                             Very truly yours,

                                             /s/ Lewis, Rice & Fingersh, L.C.

                                             LEWIS, RICE & FINGERSH, L.C.



      ST. LOUIS, MISSOURI  .  KANSAS CITY, MISSOURI  .  ST. LOUIS COUNTY
       WASHINGTON, MISSOURI .  BELLEVILLE, ILLINOIS  .  LEAWOOD, KANSAS